Exhibit 99.1

COMSOVEREIGN HOLDING CORP. RECEIVES NASDAQ NOTIFICATION REGARDING MINIMUM BID REQUIREMENTS

DALLAS, TX – January 20, 2022 – COMSovereign Holding Corp. (NASDAQ: COMS and COMSP) ("COMSovereign" or the "Company"), a U.S.-based developer of 4G LTE Advanced and 5G communication systems announced that on January 18, 2022, the Company received a written notice (the “Notice”) from the Nasdaq Stock Market LLC indicating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2), as the Company’s closing bid price for common shares were below $1.00 per share for the last 30 consecutive business days.

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company has been granted a 180-calendar day compliance period, or until July 18, 2022, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of the Company’s common shares must meet or exceed $1.00 per share for at least 10 consecutive business days during the 180-calendar day compliance period.

If the Company is not in compliance by July 18, 2022, the Company may be afforded a second 180-calendar day compliance period. To qualify for this additional time, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for Nasdaq with the exception of the minimum bid price requirement and will need to provide written notice of its intention to cure the deficiency during the second compliance period. If the Company does not regain compliance within the allotted compliance period(s), including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that the Company’s common shares will be subject to delisting.

Dan Hodges, Chairman and CEO of COMSovereign Holding Corp., said, “Our management team remains confident in the future of COMSovereign despite the unprecedented volatility now being experienced in both the small cap technology and broader markets. We expect that continued sales growth, the positive impact of significant cost reduction initiatives, and the monetization of non-core operating assets, will provide not only the necessary liquidity but also a robust balance sheet.”

The Company intends to monitor the closing bid price of its common shares between now and July 18, 2022 and intends to consider available options to cure the deficiency and regain compliance with the minimum bid price requirement within the compliance period. The Company’s common shares will continue to be listed and trade on the Nasdaq Capital Market during this period, unaffected by the receipt of the written notice from Nasdaq.

This announcement is made in compliance with Nasdaq Listing Rule 5810(b), which requires prompt disclosure of receipt of a deficiency notification.

About COMSovereign Holding Corp.

COMSovereign Holding Corp. (Nasdaq: COMS and COMSP) has assembled a portfolio of communications technology companies that enhance connectivity across the entire network. By combining strategic acquisitions with organic research and development efforts, COMSovereign has built a U.S.-based communications solution provider able to deliver end-to-end 4G LTE Advanced and 5G-NR telecom solutions to network operators, enterprises, and governments. For more information about COMSovereign, please visit www.COMSovereign.com.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements that reflect management's current expectations, assumptions, and estimates of future performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as "believe," "expects," "may," "looks to," "will," "should," "plan," "intend," "on condition," "target," "see," "potential," "estimates," "preliminary," or "anticipates" or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances, or effects. Moreover, forward-looking statements in this release include, but are not limited to, regaining compliance with Nasdaq’s continued listing requirements, and timing and effect thereof, the impact of the current COVID-19 pandemic, which may limit access to the Company's facilities, customers, management, support staff, and professional advisors, and to develop and deliver advanced voice and data communications systems, demand for the Company's products and services, the availability of parts and components for the manufacture of products, economic conditions in the U.S. and worldwide, and the Company's ability to recruit and retain management, technical, and sales personnel. Further information relating to factors that may impact the Company's results and forward-looking statements are disclosed in the Company's filings with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations for COMSovereign Holding Corp.:

Steve Gersten, Director of Investor Relations
COMSovereign Holding Corp.
813-334-9745
investors@comsovereign.com

and

Dave Gentry

RedChip Companies, Inc.

407-491-4498

dave@redchip.com

Media Relations for COMSovereign Holding Corp.:
Michael Glickman
MWGCO, Inc.
917-397-2272
mike@mwgco.net